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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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2003
KERR-McGEE CORPORATION
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma

Notice of 2003
Annual Meeting of
Stockholders and
Proxy Statement

Tuesday, May 13, 2003
9:00 a.m.

April 7, 2003

Dear Stockholders:

        On behalf of the Board of Directors, it is my pleasure to invite you to Kerr-McGee Corporation's 2003 Annual Meeting of Stockholders, which will be held on Tuesday, May 13, 2003, in the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma.

        Attached is the Notice of Meeting and Proxy Statement, which describes in detail the two matters on which you are being asked to vote. Also enclosed is Kerr-McGee's 2002 Annual Report.

        Your vote is important no matter how many shares you own. Regardless of whether you plan to attend the meeting, I encourage you to promptly vote by telephone or Internet or complete and return the enclosed proxy card to ensure that your shares will be represented at the meeting.

Sincerely yours,

Luke R. Corbett, Chairman and Chief Executive Officer

KERR-McGEE CORPORATION P. O. Box 25861 • OKLAHOMA CITY, OKLAHOMA 73125

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

        Kerr-McGee Corporation's 2003 Annual Meeting of Stockholders will be held at 9:00 a.m. on Tuesday, May 13, 2003, at the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma.

        At the meeting, Stockholders will act on the following matters:

    1.
    Election of Three Directors and
    2.
    Ratification of the Appointment of Independent Public Accountants.

        These matters are described in detail in the attached Proxy Statement. The Board of Directors recommends a vote FOR Items 1 and 2.

        Stockholders of record of Kerr-McGee Corporation common stock at the close of business on March 14, 2003, are entitled to receive notice of and to vote at the meeting.

        It is important that your shares be represented at the meeting. Regardless of whether you plan to attend the meeting, please vote by telephone or Internet or complete and return the proxy card in the enclosed envelope as soon as possible.

Sincerely,

Gregory F. Pilcher Senior Vice President, General Counsel and Secretary

KERR-McGEE CORPORATION
Kerr-McGee Center
P. O. Box 25861
Oklahoma City, Oklahoma 73125

Proxy Statement for the
2003 Annual Meeting of Stockholders
on May 13, 2003, at 9:00 a.m.

         The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Kerr-McGee Corporation (the "Company"). This Proxy Statement and the accompanying form of proxy are first being mailed to Stockholders on or about April 7, 2003.

        Stockholders of record may appoint proxies to vote their shares in one of three ways:

  1.
  Via Internet pursuant to the instructions on the enclosed proxy card;

  2.
  Calling the toll-free number on the proxy card; or

  3.
  Signing, dating and mailing the proxy card in the envelope provided.

        Proxies will be voted as directed, unless revoked at or before the Annual Meeting on May 13, 2003. Any Stockholder who attends the Annual Meeting and elects to vote in person may at the meeting revoke a previously designated proxy. Otherwise, revocation of a proxy will be effective only if a Stockholder advises the Corporate Secretary in writing of the revocation on or before May 12, 2003.

        Under Section 216 of the Delaware General Corporation Law and the Kerr-McGee Corporation ByLaws (the "ByLaws"), a majority of the shares of the common stock of the Company, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. In all matters other than the election of Directors, the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter shall be the act of the Stockholders. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of Directors. Abstentions will have the effect of votes against a proposal, and broker nonvotes will have no effect on the vote.

VOTING SECURITIES

        The Company's only class of voting securities is its common stock having a par value of $1.00 per share ("Common Stock"), of which there were 100,851,659 shares outstanding as of the close of business on March 14, 2003, the record date for Stockholders entitled to receive notice of and to vote at the Annual Meeting. Each share is entitled to one vote. The number of shares outstanding does not include treasury stock, which will not be voted.

AGENDA FOR ANNUAL MEETING

        Two items of business are scheduled for the 2003 Annual Meeting, as follows:

  1.
  Election of three Directors and

  2.
  Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants.

        Both of these items are discussed below.

        The Board of Directors unanimously recommends you vote "FOR" each of these items.

Item No. 1

ELECTION OF THREE DIRECTORS

        The Board of Directors has nominated Sylvia A. Earle, Martin C. Jischke and Leroy C. Richie for election as Directors for a term expiring at the 2006 Annual Meeting and in each case until their respective successors are elected and qualified. The nominees are currently Directors of the Company whose terms expire at the 2003 Annual Meeting.

        The Board of Directors has fixed the number of Directors at ten upon the retirement of William C. Morris from the Board of Directors. The Company's Certificate of Incorporation and ByLaws provide that Directors shall be divided into three classes serving staggered three-year terms.

        All nominees have consented to serve, and the Company has no reason to believe any nominee will be unavailable. Should any nominee become unavailable for any reason, the proxies will be voted for a substitute nominee to be named by the Board unless the number of Directors constituting a full board is reduced.

        Biographical and other information about each of the nominees is set forth in this Proxy Statement beginning on Page 3 under "Director Information".

        At the Annual Meeting the Stockholders will vote on the election of each of the nominees to the Board. The Board of Directors unanimously recommends a vote "FOR" the election to the Board of each of the nominees.

DIRECTOR INFORMATION

        The following contains information concerning the Company's Directors, including the three nominees standing for election at the Annual Meeting. All information is as of March 1, 2003. Information about each Director's ownership of Company common stock is contained on Page 6 under the caption "Security Ownership". Information about Director compensation is contained on Page 7 under the caption "Information About the Board of Directors—Compensation".

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
(FOR A TERM ENDING 2006)

SYLVIA A. EARLE, 67, is Chair of Deep Ocean Exploration and Research, Inc., a position she has held since 1992, and since 1998 has been Explorer-in-Residence for the National Geographic Society. Dr. Earle has also been the Program Director for the Harte Research Institute for Gulf of Mexico Studies at Texas A&M University at Corpus Christi since 2001. Dr. Earle has been a member of the Company's Board of Directors since 1999. She chairs the Board's Nominating and Corporate Governance Committee and is a member of the Board's Executive Compensation and Finance Committees.

MARTIN C. JISCHKE, 61, is President of Purdue University, a position he has held since 2000. He was President of Iowa State University from 1991 to 2000. Dr. Jischke has served on the Company's Board of Directors since 1993. He is a member of the Board's Executive Compensation, Finance, and Nominating and Corporate Governance Committees. Dr. Jischke also serves on the Board of Directors of Wabash National Corporation.

LEROY C. RICHIE, 61, is Chairman and Chief Executive Officer of Q Standards World Wide, Inc., a provider of publication and library services for technical standards, a position he has held since 2000. From 1999 to 2000, he served as Chairman and Chief Executive Officer of Capitol Coating Technologies, Inc. He was President of Intrepid World Communications from 1998 to 1999. From 1990 through 1997, Mr. Richie was Vice President and General Counsel for Automotive Legal Affairs of Chrysler Corporation. Mr. Richie has served on the Company's Board of Directors since 1998. He chairs the Board's Audit Committee and is a member of the Board's Executive Compensation, Finance and Nominating and Corporate Governance Committees. Mr. Richie serves on the Board of Directors of Infiniti, Inc. He also serves on the Board of Directors of the companies in the Seligman family of investment companies, with the exception of Seligman Cash Management Fund, Inc.

CONTINUING DIRECTORS
(TERM EXPIRES AT THE 2004 ANNUAL MEETING)

WILLIAM E. BRADFORD, 68, is retired from Halliburton Company, a provider of energy and energy services, where he served as Chairman of the Board from 1998 to 2000. From 1996 to 1998, Mr. Bradford served as Chairman of the Board and Chief Executive Officer of Dresser Industries, Inc., now merged with Halliburton Company. Mr. Bradford has served on the Company's Board of Directors since 1999. He chairs the Board's Finance Committee and is a member of the Board's Audit, Executive Compensation, and Nominating and Corporate Governance Committees. Mr. Bradford also serves on the Board of Directors of Valero Energy Corporation.

LUKE R. CORBETT, 56, is Chairman of the Board and Chief Executive Officer of the Company. He has served in that capacity since May 1999 and also from February 1997 to February 1999. Between February 1999 and May 1999, he served as Chief Executive Officer, and from 1995 to 1997, he served as President and Chief Operating Officer. Mr. Corbett, a member of the Company's Board of Directors since 1995, is an ex officio member of the Board's Finance Committee. He also serves on the Boards of Directors of OGE Energy Corp., BOK Financial Corporation and Noble Corporation.

DAVID C. GENEVER-WATLING, 57, is President of GW Enterprises LLC, an investment and management firm, a position he has held since 1998. From 1997 to 2000, he was a Managing Director of SMG Management L.L.C., an investment firm, and from 1992 to 1995, he served as President and Chief Executive Officer of General Electric Industrial and Power Systems. Mr. Genever-Watling has served on the Company's Board of Directors since 1999. He is a member of the Board's Audit and Executive Compensation Committees.

FARAH M. WALTERS, 58, retired as President and Chief Executive Officer of University Hospitals Health System, Cleveland, Ohio, in June 2002, after serving in that position since 1992. Ms. Walters has served on the Company's Board of Directors since 1993. She is a member of the Board's Audit, Executive Compensation, and Nominating and Corporate Governance Committees. Ms. Walters also serves on the Board of Directors of PolyOne Corporation and Alpharma Inc.

CONTINUING DIRECTORS
(TERM EXPIRES AT THE 2005 ANNUAL MEETING)

MATTHEW R. SIMMONS, 59, is Chairman and Chief Executive Officer of Simmons & Company International, a specialized investment banking firm that serves the worldwide energy services industry, a position he has held since the firm's founding in 1974. Mr. Simmons has served on the Company's Board of Directors since 1999. He chairs the Board's Executive Compensation Committee and is a member of the Board's Audit, Finance, and Nominating and Corporate Governance Committees. Mr. Simmons also serves on the Board of Directors of Brown-Forman Corporation.

NICHOLAS J. SUTTON, 58, was founder, Chairman and Chief Executive Officer of HS Resources, Inc., an independent energy company from 1978 to August 2001, when the company was acquired by Kerr-McGee Corporation. Mr. Sutton has served on the Company's Board of Directors since January 2002. He is a member of the Board's Finance Committee.

IAN L. WHITE-THOMSON, 66, retired as Chairman of the Board of U. S. Borax, Inc., a provider of borax and borate products, in June 1999, after serving in that position since 1996. In addition, he was President and Chief Executive Officer of U.S. Borax, Inc. from 1988 to 1999, and Chief Executive Officer of Rio Tinto Borax Ltd. from 1995 to June 1999. In September 2001, Mr. White-Thomson retired as Executive Director of the Los Angeles Opera, a position he had held since 2000. Mr. White-Thomson has served on the Company's Board of Directors since 1999. He is a member of the Board's Audit, Executive Compensation, and Nominating and Corporate Governance Committees.

RETIRING DIRECTOR

WILLIAM C. MORRIS, 64, is Chairman of the Board of J. & W. Seligman & Co. Incorporated, Chairman of the Board of Tri- Continental Corporation and Chairman of the Boards of the companies in the Seligman family of investment companies, positions he has held since 1988. He also is Chairman of the Board of Carbo Ceramics Inc., a position he has held since 1987. Mr. Morris has served on the Company's Board of Directors since 1977 and will retire from the Board on May 13, 2003.

Security Ownership

        The following table sets forth the number of shares of Common Stock beneficially owned as of February 28, 2003, by each Director and nominee, each of the executive officers named in the Summary Compensation Table on Page 15 and all directors and officers as a group, and the percentage represented by such shares of the total Common Stock outstanding on that date:

Name or Group	Number of Shares Beneficially Owned		Percent of Class *
William E. Bradford	16,953	(1)(2)
Luke R. Corbett	791,943	(2)
Sylvia A. Earle	8,352	(2)
David C. Genever-Watling	16,068	(1)(2)
Martin C. Jischke	10,069	(1)(2)
William C. Morris	44,999	(2)
Leroy C. Richie	7,009	(1)(2)
Matthew R. Simmons	17,117	(1)(2)
Nicholas J. Sutton	154,951	(2)
Farah M. Walters	11,574	(1)(2)
Ian L. White-Thomson	13,095	(1)(2)
Kenneth W. Crouch	144,875	(2)
Gregory F. Pilcher	83,500	(2)
Robert M. Wohleber	108,394	(2)
William P. Woodward	144,395	(2)
All directors and executive officers as a group, including those named above	1,486,150	(1)(2)	1.5%

*
The percentage of shares beneficially owned by any single director, nominee or executive officer does not exceed 1%.

(1)
Includes shares in the Stock Deferred Compensation Plan for Non-Employee Directors.

(2)
Includes shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of February 28, 2003: 6,981 shares for Mr. Genever-Watling; 666 shares for Mr. Sutton; 3,660 shares each for Mr. Bradford, Dr. Earle and Mr. White-Thomson; and 1,999 shares each for Dr. Jischke, Mr. Morris, Mr. Richie, Mr. Simmons and Ms. Walters; 590,066 shares for Mr. Corbett; 92,332 shares for Mr. Crouch; 52,099 shares for Mr. Pilcher; 72,083 shares for Mr. Wohleber; 93,983 shares for Mr. Woodward; and 1,058,966 shares for all directors and executive officers as a group.

INFORMATION ABOUT THE
BOARD OF DIRECTORS

Operations and Meetings

        During 2002 the Board held five meetings, with each Director attending 75% or more of the aggregate number of meetings of the Board and of the committees of the Board on which each such Director served.

        The Board's operation and responsibilities are governed by the Company's ByLaws, Corporate Governance Guidelines, charters for the Board's standing committees and the laws of the State of Delaware. The ByLaws, Corporate Governance Guidelines, and committee charters are available on the Company's website (www.kerr-mcgee.com), and the Audit Committee Charter also is attached as Appendix A to this Proxy Statement. Directors discharge their responsibilities not only by attending Board and committee meetings but also through communication with the Chairman and Chief Executive Officer and other members of management about matters of interest and concern to the Company.

Compensation

        Directors who are not employees of the Company are paid an annual retainer fee of $50,000 and a fee of $2,000 for each Board meeting and committee meeting attended. Committee Chairs are paid an annual fee of $5,000. Under the 2002 Kerr-McGee Corporation Long Term Incentive Plan approved by the Stockholders at the 2002 Annual Meeting, non-employee Directors also are granted each year 1,000 shares of restricted Common Stock and 4,000 options to purchase shares of Common Stock at the market price prevailing on the date of the grant. Directors are reimbursed for travel expenses and lodging and other out-of-pocket expenses they incur in connection with their service on the Board.

        Pursuant to the Deferred Compensation Plan for Non-Employee Directors, any Director who is not an employee of the Company may elect to defer any cash compensation until such person ceases to be a Director. Similarly, any Director who is not an employee of the Company may elect to defer gain attributable to stock options or stock appreciation rights by notifying the Company on or before December 31 of the year preceding the vesting of the award and at least six months prior to the exercise of the award. A non-employee Director may also defer any portion of a restricted stock award by notifying the Company at least twelve months before the restrictions lapse.

        Deferred compensation, together with any associated gain, loss, or earnings, will be paid either in a single lump sum payment or in five, ten, or fifteen equal annual installments as determined by the Director at least twelve months before he or she ceases being a Director.

Committees

        The Board has established and currently maintains an Audit Committee, an Executive Compensation Committee, a Finance Committee and a Nominating and Corporate Governance Committee, as standing committees.

        Established by the Board in 1973, the Audit Committee oversees the Company's financial reporting process and monitors the Company's internal controls. The Committee is currently comprised of the following Directors, each of whom meets the independence requirements of applicable law and the listing standards of the New York Stock Exchange and none of whom are employees of the Company or its affiliates: Leroy C. Richie (Chair), William E. Bradford, David C. Genever-Watling, Matthew R. Simmons, Farah M. Walters and Ian L. White-Thomson. The Audit Committee met three times in 2002. In addition, the Chair of the Audit Committee held conference calls each quarter with the Company's independent public accountants and with the Company's Chief Accounting Officer in conjunction with the release of quarterly earnings. The Report of the Audit Committee begins on Page 11.

        The Executive Compensation Committee determines the salary of the Chief Executive Officer and reviews the salaries determined by the Chief Executive Officer for all officers of the Company, recommending to the full Board such changes as it may deem appropriate. In addition, the Executive Compensation Committee determines the incentive compensation awards for all officers and administers the Annual Incentive Compensation Plan, the Long Term Incentive Plan, the Executive Deferred Compensation Plan and the Supplemental Executive Retirement Plan, a function formerly carried out by a subcommittee of the Executive Compensation Committee.

        The Executive Compensation Committee is currently comprised of the following Directors, none of whom are employees of the Company or its affiliates: Matthew R. Simmons (Chair), William E. Bradford, Sylvia A. Earle, David C. Genever-Watling, Martin C. Jischke, Leroy C. Richie, Farah M. Walters and Ian L. White-Thomson. All members of the Executive Compensation Committee meet the independence requirements of applicable law and the listing standards of the New York Stock Exchange in addition to meeting the definitions of (i) a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee met three times in 2002. The report of the Executive Compensation Committee begins on Page 13.

        The Finance Committee reviews the annual budget and makes recommendations to the full Board regarding budget and financial matters. The Finance Committee currently consists of the following Directors: William E. Bradford (Chair), Sylvia A. Earle, Martin C. Jischke, Leroy C. Richie, Matthew R. Simmons and Nicholas J. Sutton. Luke R. Corbett, Chairman of the Board and Chief Executive Officer, is an ex officio member. The Committee met once in 2002.

        The Nominating and Corporate Governance Committee was established in March 2003 to replace the Nominating Committee and the Public Responsibility Committee. Neither the Nominating Committee nor the Public Responsibility Committee met in 2002. The Nominating and Corporate Governance Committee recommends nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee will consider recommendations for the position of Director submitted by Stockholders in writing in accordance with the Company's ByLaws to the Corporate Secretary, Kerr-McGee Corporation, P.O. Box 25861, Oklahoma City, Oklahoma 73125. To make a nomination, Stockholders should contact the Corporate

Secretary to obtain a copy of the ByLaws. The Nominating and Corporate Governance Committee also makes recommendations to the Board of Directors regarding corporate governance and monitors the evaluation of the Board and management. The Nominating and Corporate Governance Committee currently consists of the following Directors, each of whom meets the independence requirements established by the Board for the Audit Committee and none of whom are employees of the company: Sylvia A. Earle (Chair), William E. Bradford, Martin C. Jischke, Leroy C. Richie, Matthew R. Simmons, Farah M. Walters and Ian L. White-Thomson. The Nominating and Corporate Governance Committee was formed in March 2003 and did not meet in 2002.

Compensation Committee Interlocks and Insider Participation

        During 2002, Carbo Ceramics Inc. provided goods and services to the Company in the ordinary course of business totaling $999,369.72. William C. Morris is Chairman of the Board and controlling stockholder of Carbo Ceramics Inc.

Item No. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has appointed Ernst & Young LLP, an independent public accounting firm, as the Company's independent public accountants for 2003 in accordance with the recommendation of the Audit Committee. Ernst & Young LLP served as the Company's independent public accountants for the year ended December 31, 2002.

        Arthur Andersen LLP served as the Company's independent public accountant for the fiscal year ended 2001. The audit reports of Arthur Andersen LLP on the Company's consolidated financial statements for the fiscal years ended 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's fiscal year ended December 31, 2001 and the subsequent interim period preceding the decision to change independent public accountants, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference to the subject matter of the disagreement in connection with the audit reports on the Company's consolidated financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        Representatives of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they desire to do so and will be available to respond to appropriate questions from Stockholders.

        At the Annual Meeting, the Stockholders will vote on the ratification of the appointment of Ernst & Young LLP as independent public accountants for 2003.

The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants.

        If the appointment of Ernst & Young LLP is not ratified by the Stockholders, if Ernst & Young LLP ceases to act as the Company's independent public accountants, or if the Board of Directors removes Ernst & Young LLP as the Company's independent public accountants, the Board will appoint another independent public accounting firm. The engagement of a new independent public accounting firm for 2004 will be subject to ratification by the Stockholders at the 2004 Annual Meeting.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

        In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements contained in the Annual Report. The review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Company's independent public accountants are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The Committee reviewed with Ernst & Young LLP, the Company's independent public accountants, Ernst & Young LLP's judgment as to the quality, not just the acceptability, of the Company's accounting principles. The Committee discussed with Ernst & Young LLP the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards, applicable law, or listing standards, including matters required to be discussed by Statement on Auditing Standard No. 61, as amended by Statement on Auditing Standard No. 90. The Committee also discussed with Ernst & Young the independent public accountants' independence from management and the Company, including the matters contained in the written disclosures required by Independence Standards Board No. 1, which was delivered to the Committee by Ernst & Young LLP. The Committee considered whether the provision of non-audit services by the Company's independent public accountants is compatible with maintaining the accountants' independence.

        The Committee discussed with both the Company's internal auditors and the independent public accountants the overall scope and plans for their respective audits. The Committee met with both the internal auditors and the independent public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended 2002 for filing with the Securities and Exchange Commission. The Committee also recommended to the Board the appointment of Ernst & Young LLP as the Company's independent public accountants for 2003.

Submitted By:

Audit Committee*

  Leroy C. Richie, Chair
  Matthew R. Simmons
  Farah M. Walters
  Ian L. White-Thomson

*
William E. Bradford and David C. Genever-Watling are current members of the Audit Committee but did not serve on the committee when this report was adopted.

FEES PAID TO THE INDEPENDENT PUBLIC ACCOUNTANTS

        During calendar year 2002, the Company retained Ernst & Young LLP, the Company's independent public accountants, to provide services in the following categories and amounts:

Audit Fees	$5,437,000
Information Technology Consulting Fees	$—

All Other Fees
Audit Related(1)	$405,000
Tax(2)	333,876
Other	—

Total Other Fees	$738,876

Total Fees	$6,175,876

(1)
These amounts represent fees for audits of benefits plans and accounting and audit consultations.

(2)
These amounts represent fees for expatriate tax return preparation and other compliance and tax consulting related to domestic and international tax planning.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The report of the Executive Compensation Committee of the Board is set out below, together with other information regarding the compensation of certain executive officers of the Company.

Report of the Executive Compensation Committee

        The Executive Compensation Committee (the "Committee") is comprised of all Directors who are not employees of the Company or its affiliates. The Committee is responsible for administering compensation programs that make it possible for the Company to attract and retain employees with the skills and attitudes necessary to provide the Company with a fully competitive and capable management.

        Until March 2003, the Executive Compensation Committee's responsibilities related to incentive compensation awards and incentive, stock option and similar plans were carried out by a subcommittee of the Executive Compensation Committee comprised of Committee members who met the definitions of (i) a "non-employee director" under Rule 16b-3 of the Securities Exchange Act and (ii) an "outside director" under Section 162(m) of the Internal Revenue Code. Starting in 2003, those duties are carried out by the entire Executive Compensation Committee as all members of the Committee meet the definitions of "non-employee director" and "outside director" described above.

        The Executive Compensation Committee seeks to provide competitive levels of total compensation for the Company's key executives through a mix of base salaries, annual incentive pay, long term incentives and other benefits. The Committee believes that incentive or "at risk" compensation is a key ingredient in motivating executive performance to maximize stockholder value and align executive performance with Company objectives and stockholder interests. The Committee targets total compensation to be competitive at the third quartile level of a peer group of comparable energy and chemical companies, which includes companies constituting the Standard & Poor's Oil Producers Index referred to in the Performance Graph on Page 20, as well as other comparable energy and chemical companies selected with the assistance of an independent consulting firm to be representative of the Company's size and business activities (the "Comparison Group"). Since the Company has a substantial amount of its business outside the United States, its compensation policies must also be internationally competitive and flexible. This enables the Company to attract and retain high-quality management and to compete globally.

Base Salaries

        In setting the Chief Executive Officer's base salary and reviewing base salaries for other executive officers, the Committee annually reviews current competitive market compensation data of the Comparison Group prepared by an independent consulting firm. The Committee's policy is to set the Chief Executive Officer's base salary and recommend that other executive officers' base salaries be set at or near the third quartile of base salaries of the Comparison Group to enable the Company to attract and retain key executives. The Committee takes into consideration individual performance, based on the Committee's evaluation of the performance of the Chief Executive Officer, and the Chief Executive Officer's evaluation of the performance of other executive officers, as well as job related experience and tenure. No specific weight is assigned to any individual factor in determining salaries.

Annual Incentive Compensation

        Through its Annual Incentive Compensation Plan (the "AICP"), the Company compensates its officers based on the Company's performance. Each year, an award target is established for each executive officer based on the officer's level of responsibility and targets the third quartile of the Comparison Group competitive data. In 2002, award targets ranged from 45% to 100% of base salary. An executive officer may receive up to 200% of the officer's award target if performance objectives are exceeded and the officer's performance excels.

        Awards for 2002 will be based on the performance of the Company's operating divisions relative to the performance of peer comparison companies. The Executive Compensation Committee will determine AICP awards for 2002 in May 2003 when the audited results of the peer companies are known. The awards will be based on eight measurement criteria—four measurement criteria for the Company's oil and gas business and four measurement criteria for the Company's chemical business.

        The four measurement criteria for the Company's oil and gas business are: (1) Production Cash Flow Per BOE—measuring how much money the Company makes on each barrel of oil equivalent produced, as compared to peer companies; (2) Production Volume Growth—measuring how much the Company's production increases over the prior year, as compared to peer companies; (3) Reserve and Production Replacement Rate—measuring how effectively the Company replaces production with new reserves, as compared to peer companies; and (4) Finding and Development Costs—measuring how cost effectively the Company finds and develops oil and gas reserves, as compared to the Company's budget.

        The four measurement criteria for the Company's chemical business are: (1) Cash Flow Return on Identifiable Assets, as compared to peer companies; (2) Operating Profit Margin, as compared to peer companies; (3) Revenue Growth, as compared to peer companies; and (4) Earnings Before Interest and Taxes, as compared to the Company's budget.

        Performance thresholds established annually by the Executive Compensation Committee must be achieved before officers qualify for AICP awards. Additionally, the amount of an officer's award may be reduced or eliminated based on the officer's individual performance.

Long Term Incentives

        The Committee believes that ownership of Company stock by the Company's executive officers and Board of Directors promotes commitment to the long-term success of the Company. Stock ownership guidelines expressed as a multiple of each officer's base salary or Board members' usual retainer fees have been established for the Company's executive officers and Board of Directors. The Executive Compensation Committee periodically reviews the guidelines and stock ownership levels.

        The Stockholders have approved the use of Company stock in the form of stock options and restricted stock awards, as well as performance units tied to the Company's long-term performance, to provide long-term incentive compensation for the Company's key executives. The Committee believes that the use of stock-based compensation and performance units to establish a direct relationship between the compensation of executives and the value of the Company's stock helps ensure continued alignment between the interests of the executive officers and the interests of the Company and its stockholders. The Committee believes that equity and performance unit incentives are important tools for attracting and retaining key employees by rewarding long term management performance based on objectively measured results.

        The total number of stock options, restricted stock and performance units granted to each executive officer, including the Chief Executive Officer, is based on a percentage of the individual officer's salary. The percentage is set annually by the Executive Compensation Committee after considering each officer's performance, level of responsibility, prior awards to the officer and awards made within the Comparison Group. In considering awards made within the Comparison Group, the Executive Compensation Committee relies on surveys and reports by an independent consulting firm and targets the third quartile of the Comparison Group. The number of stock options granted in 2002 to Mr. Corbett and the next four highest paid executive officers is set forth in the Option Grants Table on Page 16. The amount of restricted stock granted in 2002 to Mr. Corbett and the next four highest paid executive officers is set forth in the Summary Compensation Table on Page 17.

        Performance units are incentive awards based on the Company's performance on one or more selected financial performance measures over the course of a multi-year cycle. At the beginning of 2003, performance units were issued for the 2003-2005 performance cycle. At the end of 2005, the Company's Total Shareholder Return (shareholder return assuming dividend reinvestment) will be compared to the Total Shareholder Return of the Company's peers during the same period, and final award payouts will be made to executive officers based on the Company's rank relative to its peers.

Compensation of the Chief Executive Officer

        The Chief Executive Officer's compensation is determined in accordance with the policies described above. In determining Mr. Corbett's base salary, the

Committee considers competitive salaries of Chief Executive Officers for comparable energy and chemical companies within the Comparison Group as compiled by an independent consulting firm. On the Committee's recommendation, the Board increased Mr. Corbett's annual base salary to $1,150,000 on January 14, 2003.

        Mr. Corbett's incentive compensation under the AICP for 2002 will be determined in May 2003, based on the eight measurement criteria described above. The Executive Compensation Committee will consider the Company's performance under Mr. Corbett's leadership in 2002, as it relates to the AICP's eight measurement criteria.

        The Committee believes that executive compensation arrangements for 2002 appropriately reflect its policy to set executive compensation so that the interests of the Company's executive officers are aligned with the interests of the Company's Stockholders.

Federal Income Tax Deductibility

        Section 162(m) of IRS Code generally limits the corporate deduction on compensation paid to the Chief Executive Officer and to the next four highest paid officers to $1 million each during any fiscal year unless such compensation meets certain performance-based requirements. In May 2002, the Company's AICP was approved by Stockholders. The Committee believes that incentive compensation paid under the plan constitutes "performance based" compensation that is exempt from the deduction limit.

        The Company's Long Term Incentive Plan was approved by Stockholders on May 14, 2002. The Committee expects that all income derived from stock options granted in 2002 to executive officers will qualify as performance-based compensation as defined under Section 162(m).

Submitted By:

Executive Compensation Committee*

  Matthew R. Simmons, Chairman
  William E. Bradford
  Sylvia A. Earle
  David C. Genever-Watling
  Martin C. Jischke
  William C. Morris
  Leroy C. Richie
  Nicholas J. Sutton
  Farah M. Walters
  Ian L. White-Thomson

*
Mr. Morris and Mr. Sutton were members of the Executive Compensation Committee when this report was adopted but no longer serve on the committee.

Summary of Cash and Certain Other Compensation

        The following table contains individual compensation information for the Chief Executive Officer and for the next four highest paid executive officers for services rendered in all capacities for the fiscal years ended December 31, 2002, 2001 and 2000.

SUMMARY COMPENSATION TABLE†

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation(1)	Restricted Stock Award(s)(2)(5)	No. Of Securities Underlying Options(3)	All Other Compensation(4)
Luke R. Corbett, Chairman of the Board and Chief Executive Officer	2002 2001 2000	$1,096,827 1,019,712 892,596	$	* 770,000 1,100,000	$83,407 73,800 66,750	$2,015,125 2,277,188 1,897,500	175,000 150,000 150,000	$65,810 61,183 53,556
Kenneth W. Crouch, Executive Vice President	2002 2001 2000	497,885 447,885 395,769		* 220,000 325,000	— — —	575,750 390,375 316,250	52,000 40,000 35,000	29,873 26,873 23,746
William P. Woodward, Senior Vice President, Chemical	2002 2001 2000	458,731 427,038 357,461		* 210,000 295,000	— — —	575,250 357,844 284,625	50,500 40,000 25,000	27,524 25,622 21,448
Robert M. Wohleber, Senior Vice President and Chief Financial Officer	2002 2001 2000	448,731 418,096 375,000		* 190,000 305,000	— — —	604,538 357,844 126,500	52,500 35,000 15,000	26,924 25,086 22,500
Gregory F. Pilcher, Senior Vice President, General Counsel and Secretary	2002 2001 2000	398,942 372,673 292,424		* 169,000 260,000	— — —	316,663 292,781 253,000	29,000 25,000 25,000	23,937 22,360 17,545

†
Compensation information for 2000 and part of 2001 includes compensation paid by the former Kerr-McGee Corporation before it reorganized as a subsidiary of the Company and changed its name to Kerr-McGee Operating Corporation.

*
Bonus will be determined in May 2003.

See "Report of the Executive Compensation Committee" beginning on Page 13.

(1)
Perquisite or other personal benefits received from the Company that exceed reporting thresholds established by Securities and Exchange Commission regulations. An annual stipend provided to facilitate involvement in community activities accounted for 96% of such benefits received by Mr. Corbett in 2002.

(2)
Restricted stock grants are valued based on the closing price of the stock on the New York Stock Exchange on the date of grant.

(3)
The Company has never granted Stock Appreciation Rights ("SARs") not attached to a stock option and has not granted SARs attached to stock options since January 1991.

(4)
Consists of 401(k) plan contributions by the Company pursuant to the Employee Stock Ownership Plan and amounts contributed under the nonqualified benefits restoration plan. Company contributions pursuant to the Employee Stock Ownership Plan for 2002 were $12,000 each to Messrs. Corbett, Crouch, Woodward, Wohleber and Pilcher. Amounts contributed under the nonqualified benefits restoration plan for 2002 on behalf of Messrs. Corbett, Crouch, Woodward, Wohleber and Pilcher were: $53,806, $17,873, $15,524, $14,924 and $11,937, respectively. The amounts contributed by the Company to the non-qualified benefits restoration plan on behalf of such persons are identical to the amounts that would have been contributed pursuant to the Employee Stock Ownership Plan except for IRS Code limitations.

(5)
As of December 31, 2002, the aggregate number of shares of restricted stock held by the named officers and the market value of that stock, based on the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2002, were: Luke R. Corbett, 100,000 shares, $4,430,000; Kenneth W. Crouch, 21,000 shares, $930,300; William P. Woodward, 20,000 shares, $886,000; Robert M. Wohleber, 22,000 shares, $974,600; and Gregory F. Pilcher, 14,000 shares, $620,200. Dividends are paid to the holders of restricted stock.

Stock Options

        The following table contains information concerning stock options granted during the fiscal year ended December 31, 2002, to the Chief Executive Officer and the next four highest paid executive officers

OPTION GRANTS IN LAST FISCAL YEAR

Name	No. of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year 2002		Per Share Exercise Price	Expiration Date	Grant Date Present Value(2)
Luke R. Corbett	87,500 87,500	4.26 4.26	% %	$54.16 61.46	January 8, 2012 May 14, 2012	$1,222,988 1,123,763
Kenneth W. Crouch	26,000 26,000	1.26 1.26	% %	54.16 61.46	January 8, 2012 May 14, 2012	363,402 333,918
William P. Woodward	25,250 25,250	1.233 1.238	% %	54.16 61.46	January 8, 2012 May 14, 2012	352,919 324,286
Robert M. Wohleber	26,250 26,250	1.28 1.28	% %	54.16 61.46	January 8, 2012 May 14, 2012	366,896 337,129
Gregory F. Pilcher	14,500 14,500	0.71 0.71	% %	54.16 61.46	January 8, 2012 May 14, 2012	202,667 186,224

(1)
All stock options granted in 2002 were nonqualified stock options. The exercise price per option is 100% of the fair-market value of a share of Common Stock on the date of grant. No option expires more than ten years and one day from the date of grant. At or after the grant of an option, the Executive Compensation Subcommittee may, in its discretion, grant a participant a SAR. A SAR is only exercisable during the term of the associated option. No SARs were granted in 2002, nor have any been granted since 1991. Upon a change in control, all options and any accompanying SARs held for more than six months become immediately exercisable in full. For all options granted in 2002, a change in control shall be deemed to have occurred upon (a) a change in any two year period in a majority of the members of the Board of Directors of the Company, as defined in the 2002 Plan, (b) any person becoming the beneficial owner, directly or indirectly, of 25% or more of the Company's outstanding Common Stock, (c) with certain exceptions, the consummation of a merger or consolidation of the Company with any other corporation, a sale of 50% or more of the Company's assets, liquidation or dissolution of the Company or combination of the foregoing transactions ("Transactions") other than a Transaction immediately following which the stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power of the surviving corporation(s), or (d) if a majority of the members of the Board of Directors in office immediately prior to a proposed transaction determine by written resolution that such proposed transaction, if taken, will be deemed a change in control and such proposed transaction is effected.

(2)
The present value of stock option grants was computed in accordance with the Black-Scholes option pricing model, with assumptions consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," as permitted by the rules of the Securities and Exchange Commission. Key assumptions used under the Black-Scholes model include: (a) an expected option term of 5.8 years, (b) interest rate of 4.92% and 5.10%, which represents the U.S. Treasury Strip Rate at the January 8, 2002 and May 14, 2002 dates of option grants, respectively, with maturity corresponding to the expected option term, (c) stock price volatility of 38.04% and 32.82% for the January 8, 2002 and May 14, 2002 option grants, respectively, calculated using monthly stock prices for the 36 months prior to the dates of the grant, and (d) dividends at an average annual dividend yield of 3.49% and 3.25% for the January 8, 2002 and May 14, 2002 option grants, respectively. Based on the Black-Scholes model, the value on January 8, 2002, was $16.82 per option and on May 14, 2002, was $17.54 per option. The Company's use of the Black-Scholes model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of the Company's common stock during the applicable period.

Option/SAR Exercises and Holdings

        The following table contains information with respect to options/SARs exercised during 2002 and the value of unexercised options/SARs held as of December 31, 2002 for the Chief Executive Officer and the next four highest paid executive officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at December 31, 2002		Value of Unexercised In-the-Money Options/ SARs at December 31, 2002(1)
Name	Shares Acquired On Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Luke R. Corbett	2,400	$42,990	460,990	325,000	$306,000	$-0-
Kenneth W. Crouch	—	—	58,666	90,334	-0-	-0-
William P. Woodward	11,667	230,787	63,900	85,501	44,880	-0-
Robert M. Wohleber	—	—	46,666	80,834	-0-	-0-
Gregory F. Pilcher	—	—	30,599	54,001	-0-	-0-

(1)
Options/SARs are "in the money" if the fair-market value of the Common Stock exceeds the exercise price. On December 31, 2002, the closing price of the Common Stock on the New York Stock Exchange was $44.30.

Retirement Plans

        The Company maintains retirement plans for all employees, including officers. The following table illustrates the pension benefits that may accrue to executive officers under the Company's retirement plans assuming various service periods. The table shows the estimated annual pension benefits payable to a covered participant at normal retirement age. Pension benefits include benefits payable under the Company's qualified defined benefit plan and the Company's nonqualified benefits restoration plan (the "BRP"). The BRP provides benefits that would be provided under the qualified defined benefit plan but for certain IRS Code limitations on qualified plan benefits.

RETIREMENT PLAN TABLE

Average Annual Compensation	15 Years Service	20 Years Service	25 Years Service	30 Years Service	35 Years Service
$400,000	$97,012	$129,350	$161,687	$194,024	$209,024
600,000	147,012	196,016	245,021	294,025	316,525
800,000	197,012	262,683	328,354	394,025	424,025
1,000,000	247,013	329,350	411,688	494,025	531,525
1,200,000	297,013	396,017	495,021	594,025	639,025
1,400,000	347,013	462,684	578,355	694,025	746,525
1,600,000	397,013	529,350	661,688	794,026	854,026
1,800,000	447,013	596,017	745,022	894,026	961,526
2,000,000	497,013	662,684	828,355	994,026	1,069,026
2,200,000	547,013	729,351	911,689	1,094,026	1,176,526
2,400,000	597,013	796,018	995,022	1,194,026	1,284,026

        Covered compensation under the retirement plans consists of salary, bonus and pretax Section 125 and 401(k) benefit contributions, all based on the highest 36 consecutive months out of the last 120 months prior to retirement. Amounts shown are computed on a straight life annuity basis. As of December 31, 2002, Mr. Corbett had 17 years of credited service; Mr. Crouch, 28; Mr. Woodward, 30; Mr. Wohleber, 3; and Mr. Pilcher, 10.

        The Company's Supplemental Executive Retirement Plan (the "SERP"), adopted effective January 1, 1991, is a defined benefit plan administered by the Executive Compensation Committee. The SERP, as amended, provides supplemental retirement benefits to certain key senior executives selected by the Executive Compensation Committee. Full benefits are payable upon retirement on or after age 60. Reduced benefits are payable upon retirement on or after age 52. SERP benefits are paid in an actuarially determined lump sum calculated to approximate a life annuity. The amount of the benefit is equal to a portion of the participant's final average monthly compensation less the sum of (1) the participant's monthly primary social security benefit and (2) the participant's monthly benefits payable under the Company's other defined benefit plans. The portion of a participant's final average monthly compensation used to determine SERP benefits varies from 40% to 70% and depends on the participant's age at retirement and other factors. As of December 31, 2002, the estimated lump sum SERP benefit payable upon retirement to the executive officers named in the Summary Compensation Table, assuming (i) retirement at age 60, and (ii) salaries are maintained at their current level, is: Mr. Corbett, $9,114,633; Mr. Crouch, $1,759,917; Mr. Woodward, $640,174; Mr. Wohleber, $1,641,497; and Mr. Pilcher, $989,253.

Continuity Agreements

        Continuity Agreements between the Company and its executive officers and certain key employees, including Messrs. Corbett, Crouch, Woodward, Wohleber and Pilcher, provide certain benefits in the event of a qualifying termination that occurs in connection with a "change in control" of the Company.

        In the event of a qualifying termination of employment within two years after a change in control, such executive will be entitled to receive:

  •
  A lump sum cash payment equal to three times the executive's annual base salary, bonuses and perquisites (with such perquisites calculated at 7% of the executive's annual base salary);

  •
  Any accrued but unpaid compensation (including the pro-rata amount of any bonus); and

  •
  An amount representing additional savings plan contributions for a three-year period plus the present value of lost pension benefits under the Company's qualified defined benefit pension plans after giving effect to five years of credit for age and service in the benefit calculation.

        If the payment made to the officer causes the officer to be subject to an excise tax because the payment is a "parachute payment" (as defined in the IRS Code), then the payment shall be increased to compensate the executive for the excise tax. In addition, in the event of a qualifying termination, the officer will be entitled to:

  •
  A continuation of welfare benefits for up to three years;

  •
  Outplacement services;

  •
  Acceleration of vesting of all equity and equity-based awards; and

  •
  Amounts that such officer would otherwise be entitled to receive under Kerr-McGee's Supplemental Executive Retirement Plan (SERP) described more fully in the "Retirement Plans".

        A change in control means (a) a change in any two year period in a majority of the members of the Board of Directors of the Company, as defined in the Continuity Agreement, (b) any person becoming the beneficial owner, directly or indirectly, of 25% or more of the Company's outstanding Common Stock, (c) with certain exceptions, the consummation of a merger or consolidation of the Company with any other corporation, a sale of 50% or more of the Company's assets, liquidation or dissolution of the Company or combination of the foregoing transactions ("Transactions") other than a Transaction immediately following which the stockholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 60% of the voting power of the surviving corporation(s), or (d) if a majority of the members of the Board of Directors in office immediately prior to a proposed transaction determine by written resolution that such proposed transaction, if taken, will be deemed a change in control and such proposed transaction is effected.

        The Company also has made provision under its Benefits Restoration Plan and the SERP for the crediting of additional years of age and service to certain executive officers, including those named in the Summary Compensation Table, whose employment is terminated under the circumstances described above following a change in control of the Company.

Performance Graph

        Set forth on Page 20 is a line graph comparing the yearly percentage change in the cumulative total return to Stockholders on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Index and the Standard & Poor's Oil Producer's Index for the five-year period 1998 through 2002.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
KERR-McGEE CORPORATION
S&P 500 INDEX AND S&P OIL PRODUCER'S INDEX

	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02
Kerr-McGee Corp.	$100	$63	$106	$118	$99	$83
S&P © 500	$100	$129	$156	$141	$125	$97
S&P © Oil & Gas Exploration & Production	$100	$68	$81	$130	$102	$101

Copyright © 2003, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

STOCKHOLDER PROPOSALS

  •
  Stockholder proposals for the 2004 Annual Meeting must be received at the principal executive offices of the Company no later than December 9, 2003, to be considered for inclusion in the Proxy Statement and form of proxy relating to the Annual Meeting in 2004.

  •
  For any other proposal that a stockholder wishes to have considered at the 2004 Annual Meeting, the Company must have received written notice of such proposal during the period beginning February 12, 2004, and ending March 4, 2004.

  •
  Proposals that are not received by the dates specified will be considered untimely. In addition, proposals must comply with Delaware law, the ByLaws of the Company and the rules and regulations of the Securities and Exchange Commission.

EXPENSE OF SOLICITATION

        The cost of this proxy solicitation is being borne by the Company. To assist in the proxy solicitation, the Company has engaged Georgeson & Co. for a fee of $13,500 plus out-of-pocket expenses. The Company will reimburse brokers, banks or other persons for reasonable expenses in sending proxy material to beneficial owners. Proxies may be solicited through the mail, Internet, telephonic or facsimile communications or meetings with Stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation for doing so.

OWNERSHIP OF STOCK OF THE COMPANY

        To the best of the Company's knowledge, no person beneficially owned more than 5% of any class of the Company's outstanding voting securities at the close of business on March 1, 2003, except as set forth below:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class*
Common Stock	AXA Group Entities(1)	6,647,214	6.6%
Common Stock	Capital Research and Management Company(2) 333 South Hope Street Los Angeles, California 90071	6,947,800	6.9%

*
Based on outstanding shares as of December 31, 2002 totaling 100,383,755

(1)
Refers to the following wholly or majority-owned subsidiaries of AXA ("AXA Group Entities"):
Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105; The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104; and AXA Investment Managers Paris, 25 Avenue Matignon, 75008 Paris, France. Based on Amendment No. 3 to Schedule 13G as of December 31, 2002.

(a)
Alliance Capital Management L.P. has sole power to vote 3,459,355 shares, sole power to dispose of 6,621,713 shares, and shared power to vote 2,286,010 shares, and holds no shares over which it has shared disposition power.

(b)
The Equitable Life Assurance Society of the United States has sole power to vote 21,700 shares and sole power to dispose of 25,495 shares, and holds no shares over which it has shared voting or shared disposition power.

  (c)
  AXA Investment Managers Paris has sole power to vote and sole power to dispose of 6 shares, and holds no shares over which it has shared voting or shared disposition power.

(2)
Based on Amendment No. 5 to Schedule 13G as of December 31, 2002, Capital Research and Management Company has sole power to dispose of 6,947,800 shares. Capital Research and Management Company reports that it holds no shares over which it has sole voting power or shared voting or shared disposition power.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and Stockholders owning more than 10% are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on the information furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2002, all applicable Section 16(a) filing requirements were complied with except (i) Pete Woodward made a late filing of a Form 4 to report a transaction, (ii) John Reichenberger made a late filing of a Form 4 to report a transaction, (iii) Matthew Simmons made a late filing of a Form 4 to report a transaction and (iv) Nicholas Sutton made a late filing of a Form 4 to report a transaction.

OTHER MATTERS

        The Company does not know of any matters to be presented at the meeting other than those set out in the notice preceding this Proxy Statement. If any other matters should properly come before the meeting, it is intended that the persons named on the enclosed proxy will vote said proxy on such other matters at their discretion.

HOUSEHOLDING STATEMENT

        Only one Proxy Statement and Annual Report may be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the Stockholders. Any Stockholder at a shared address to which a single copy of the Proxy Statement and Annual Report have been sent who would like an additional copy of this Proxy Statement and Annual Report or future copies of Proxy Statements and Annual Reports may make a written or oral request to: UMB Bank, N.A., Securities Transfer Division, P. O. Box 410064, Kansas City, Missouri 64141-0064 or call 800-884-4225. Similarly, any Stockholders sharing an address and currently receiving multiple copies of Proxy Statements and Annual Reports, may request that only a single copy of a Proxy Statement and Annual Report is delivered to them in the future.

Gregory F. Pilcher Secretary

APPENDIX A

KERR-McGEE CORPORATION

Audit Committee

CHARTER

March 11, 2003

I.    Statement of Purpose

        The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Kerr-McGee Corporation (the "Company") is a standing committee of the Board. The purpose of the Committee is to assist the Board in fulfilling its oversight responsibility relating to (i) the integrity of the Company's financial statements and financial reporting process and the Company's systems of internal accounting and financial controls; (ii) the performance of the internal auditing function; (iii) the annual independent audit of the Company's financial statements, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company's disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities set out herein. The Committee shall also produce the report of the Committee required to be included in the Company's annual proxy statement.

        In discharging its responsibilities, the Committee is not itself responsible for the planning or conduct of audits or for any determination that the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles ("GAAP"). Management is responsible for determining that the Company's financial statements are complete and accurate and in accordance with GAAP, and the independent auditors are responsible for the planning and conduct of audits.

II.    Organization

        A.    Charter.    At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board for approval.

        B.    Members.    The members of the Committee shall be appointed by the Board and shall number at least three, who meet the independence, experience and expertise requirements of the New York Stock Exchange and applicable law. The Board shall also designate a Committee Chairperson. Any director who serves on the audit committees of more than two other publicly traded companies shall not be qualified to serve as a member of the Committee.

        C.    Meetings.    The Committee shall meet four times annually; additional meetings may be scheduled as required. In planning the annual schedule of meetings, the Committee shall ensure that sufficient opportunities exist for its members to meet separately with the independent auditors and with the head of internal audit, without management present, and to meet separately with management, without the independent auditors and/or the head of internal audit present.

        D.    Quorum; Action by Committee.    A quorum at any Committee meeting shall be a majority of its members but not fewer than two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except as specifically provided herein (or where only two members are present, by unanimous vote). Any decision or determination of the Committee reduced

1

to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

        E.    Agenda, Minutes and Reports.    The Chairperson of the Committee shall be responsible for establishing the agendas for meetings of the Committee. An agenda shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared and submitted for approval at a subsequent meeting of the Committee. The Committee shall make regular reports to the Board, including reviewing with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal auditor.

III.    Responsibilities

        The following shall be the principal responsibilities of the Committee.

        A.    Engagement of Independent Auditors.    The Committee shall engage the independent auditors, including in connection with any non-audit services, and shall oversee, evaluate and, where appropriate, replace the independent auditors. The Committee is responsible for approving the fees paid to the independent auditors, including in connection with any non-audit services.

        B.    Pre-Approval of Audit and Non-Audit Services.    The Committee shall approve in advance any audit or non-audit service provided to the Company by the independent auditors, all as required by applicable law or listing standards. The Committee may delegate pre-approval authority to one or more members of the Committee. If pre-approval authority is delegated, the delegate must report back to the Committee at the first Committee meeting following any approval.

        C.    Determination as to Independence and Performance of Independent Auditors.    The Committee shall receive periodic reports from the independent auditors as required by the Independence Standards Board (or any successor body) regarding the auditors' independence, which shall be not less frequently than annually. The Committee shall discuss such reports with the auditors, and take appropriate action to satisfy itself of the independence of the auditors. The Committee shall review the performance of the Company's independent auditors and the lead audit partner annually. In doing so, the Committee shall consult with management and the head of internal audit and shall obtain and review a report by the independent auditors describing their internal control procedures, issues raised by their most recent internal quality control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities for the preceding five years and the response of the independent auditors and any relationship between the independent auditors and the Company. The Committee shall consider whether it is appropriate to adopt a policy of rotating independent auditors on a periodic basis. Any selection of the auditors by the Committee may be made subject to stockholders' approval, as determined by the Board.

        D.    Determination as to Performance of Internal Auditors.    The Committee shall annually review the performance of the internal auditors. The review shall include review of the responsibilities, budget and staffing of the internal audit function. If the internal audit services are outsourced, the Committee shall be responsible for the engagement, evaluation and termination of the internal audit service providers and shall approve fees paid to the internal audit service providers.

        E.    Audits by Internal and Independent Auditors.    The Committee shall discuss with the internal auditor and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss with management, the internal auditor and the independent auditors the Company's major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps management has taken to monitor and control such exposures and manage legal compliance programs, among other considerations that may be

2

relevant to their respective audits. Upon the effectiveness of Securities and Exchange Commission ("SEC") rules related to management's internal control report, the Committee shall review with management and the independent auditors management's annual internal control report, including any attestation of same by the independent auditors. Management and the internal auditor shall report periodically to the Committee regarding any significant deficiencies in the design or operation of the Company's internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internal controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.

        F.    Review of Disclosure Controls and Procedures.    The Committee shall review with management, the independent auditors and/or the internal auditor the Company's disclosure controls and procedures and shall review periodically management's conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

        G.    Review of Annual SEC Filings.    The Committee shall review with management and the independent auditors and evaluate the financial information to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." In conducting such review, the Committee shall take into consideration its analysis of the Company's accounting principles and decisions, internal controls and disclosure policy. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement on Auditing Standards No. 61, "Audit Committee Communications," as amended by Statement on Auditing Standards No. 90, "Audit Committee Communications." Based on such review and discussion, the Committee shall make a determination whether to recommend to the Board that the audited financial statements be included in the Company's Form 10-K.

        H.    Review of Quarterly SEC Filings and Other Communications.    The Committee shall review and discuss with management and the independent auditors the quarterly financial information included in the Company's Quarterly Reports on Form 10-Q, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and shall discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The Chair of the Committee shall participate in a meeting or conference call with the Company's Controller and independent auditor prior to the issuance of any earnings press release. The Committee shall review the Company's earnings press releases and financial information and earnings guidance periodically provided to analysts and rating agencies (which may consist of a discussion of the types of information to be provided and types of presentation to be made) to the extent required by applicable law or listing standards. The Committee shall also discuss with the independent auditors the results of the independent auditors' review of the Company's quarterly financial information conducted in accordance with Statement on Auditing Standards No. 71, "Interim Financial Information."

        I.    Review of Certain Matters with Internal and Independent Auditors.    The Committee shall review periodically with management and the independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company's financial statements and other public disclosures.

        J.    Consultation with Independent Auditors.    The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise and any management letter provided by the auditors and the Company's response to that letter. Such review shall address any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, and the effect of alternative GAAP methods on the financial statements. Such review also shall include discussion of adjustments to the financial statements that were recommended by the independent auditors but "passed." If there are material

3

disagreements between management and the independent auditor, the Committee shall work to resolve such disagreements. The review with the independent auditors shall also include discussion of the responsibilities, budget and staffing of the Company's internal audit function.

        K.    Preparation of Report for Proxy Statement.    The Committee shall direct the production of the report required to be included in the Company's annual proxy statement, all in accordance with applicable rules and regulations.

        L.    Policies for Employment of Former Audit Staff.    The Committee shall establish guidelines for the Company's hiring of former employees of the independent auditors, which shall meet the requirements of applicable law and listing standards.

        M.    Legal, Accounting and Regulatory Compliance.    The Committee shall periodically review with management and/or the auditors the Company's compliance with applicable law and listing standards. The Committee shall also establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        N.    Transactions with Related Parties.    The Committee shall review the nature of transactions by the Company with related parties that are required to be disclosed in the Company's annual proxy statement.

        O.    Consultants.    The Committee shall have full authority to retain outside legal, accounting or other consultants to advise the Committee.

        P.    Performance Evaluation.    The Board or, pursuant to delegation by the Board, the Committee shall evaluate the performance of the Committee on an annual basis according to criteria developed by the Nominating and Corporate Governance Committee for such evaluation.

        Q.    Delegation.    The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

        R.    Other Delegated Responsibilities.    The Committee shall also carry out such other duties that may be delegated to it by the Board from time to time.

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VOTING INSTRUCTIONS TO THE TRUSTEES

For Annual Stockholders Meeting Of
Kerr-McGee Corporation
To Be Held On May 13, 2003

Fidelity Management Trust Company, Trustee Kerr-McGee Corporation 82 Devonshire Street Boston, Massachusetts 02019	State Street Bank and Trust Company, Trustee Kerr-McGee Corporation Employee Stock Ownership Plan P.O. Box 1994 Boston, Massachusetts 02101

        I hereby direct that all my shares of Kerr-McGee Corporation Common Stock, the voting of which I am entitled to direct pursuant to the Kerr-McGee Corporation Savings Investment Plan ('SIP') and the Kerr-McGee Corporation Employee Stock Ownership Plan ('ESOP'), be voted by Fidelity Management Trust Company (as Trustee of the SIP) and State Street Bank and Trust Company (as Trustee of the ESOP) at the Annual Meeting of Stockholders on May 13, 2003.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ITEMS 1 AND 2.

        The Trustee will vote your shares as you direct. If you sign, but do not give any instructions or give partial instructions with respect to either the SIP or the ESOP, the Trustee for the Plan will vote as partially instructed and will vote FOR any of the items 1 and 2 for which no instructions were given. Please sign exactly as your name appears in the address.

        If you do not return your voting instructions to the Trustees, the shares for which no instructions are received will be voted in the same proportion by each Trustee as the total shares for which instructions are received by such Trustee.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

VOTING INSTRUCTIONS

        Kerr-McGee offers three convenient ways to instruct the Trustee how to vote your stock. You may instruct the Trustee 24 hours a day, 7 days a week, either using a touch-tone telephone or through the Internet. You may also instruct the Trustee by mail. Your telephone or Internet instruction authorizes the Trustee how to vote your stock in the same manner as if you marked, signed and returned voting instructions.

TO VOTE BY TELEPHONE:	CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-758-6973
You will be asked to enter the Control Number located on the reverse side of this card above your name and address. Then simply follow the instructions. Please note that all instructions by telephone must be received by 5 p.m. (Central Time) on May 12, 2003.
TO VOTE BY INTERNET:
GO TO THE WEB SITE ADDRESS: http://www.eproxyvote.com/kmgep
and follow the instructions on the screen. You will be asked to enter the Control Number located on the reverse side of this card above your name and address. Please note that all instructions through the Internet must be received by 5 p.m. (Central Time) on May 12, 2003.
TO VOTE BY MAIL:
Simply mark, sign, date and detach this card and return it in the enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your voting instructions. Please note that all instructions by mail must be received by 9 a.m. (Central Time) on May 13, 2003.
Your vote is important. Thank you for voting.

[KRMEP - KERR-MCGEE CORPORATION - TRUSTEE PLAN] [FILE NAME: KRMEP2.ELX]
[VERSION - (4)] [03/14/03 (02/20/03)]

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
KERR-McGEE CORPORATION	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ITEMS 1 AND 2.
	1.	Election of Three Directors:	For All Nominees	Withhold From All	For All Except
		(01) Sylvia A. Earle (02) Martin C. Jischke (03) Leroy C. Richie	☐	☐	☐
CONTROL NUMBER:
NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s) you do not support. Your shares will be voted for the remaining nominee(s).
			For	Against	Abstain
	2.	Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants.	☐	☐	☐

Please be sure to sign and date this Proxy.	Date	Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

Shareholder sign here	Co-owner sign here

KERR-McGEE CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
May 13, 2003

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Luke R. Corbett, Gregory F. Pilcher and Robert M. Wohleber, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Kerr-McGee Corporation held of record by the undersigned on March 14, 2003, at the Annual Meeting of Stockholders to be held on May 13, 2003, or any adjournment thereof (1) as hereinafter specified on the matters as more particularly described in the Company's Proxy Statement and (2) in their discretion on any such other business as may properly come before the meeting.

UNLESS VOTING BY TELEPHONE OR THE INTERNET,
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

        Please sign exactly as your name appears on the reverse side of this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If signing for a corporation, please indicate the capacity in which you are signing. If a partnership, please sign the name of the partnership by an authorized person.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

VOTING INSTRUCTIONS

        Kerr-McGee offers three convenient ways to vote your stock. You may vote your stock 24 hours a day, 7 days a week, either using a touch-tone telephone or through the Internet. You may also vote by mail. Your telephone or Internet vote authorizes the named proxies to vote your stock in the same manner as if you marked, signed and returned your proxy card.

TO VOTE BY TELEPHONE:	CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-758-6973
You will be asked to enter the Control Number located on the reverse side of this card above your name and address. Then simply follow the instructions. Please note that all instructions by telephone must be received by 5 p.m. (Central Time) on May 12, 2003.
TO VOTE BY INTERNET:
GO TO THE WEB SITE ADDRESS: http://www.eproxyvote.com/kmg
and follow the instructions on the screen. You will be asked to enter the Control Number located on the reverse side of this card above your name and address. Please note that all instructions through the Internet must be received by 5 p.m. (Central Time) on May 12, 2003.
TO VOTE BY MAIL:
Simply mark, sign, date and detach this card and return it in the enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your voting instructions. Please note that all instructions by mail must be received by 9 a.m. (Central Time) on May 13, 2003.
Your vote is important. Thank you for voting.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
KERR-McGEE CORPORATION	THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ITEMS 1 AND 2.
	1.	Election of Three Directors:	For All Nominees	Withhold From All	For All Except
		(01) Sylvia A. Earle (02) Martin C. Jischke (03) Leroy C. Richie	☐	☐	☐
CONTROL NUMBER:
NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s) you do not support. Your shares will be voted for the remaining nominee(s).
			For	Against	Abstain
	2.	Ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants.	☐	☐	☐

Please be sure to sign and date this Proxy.	Date	Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐

Participant sign here

DETACH CARD		DETACH CARD

[KRMEP - KERR-MCGEE CORPORATION - TRUSTEE PLAN] [FILE NAME: KRMEP1.ELX]
[VERSION - (1)] [02/20/03 (02/20/03)]

QuickLinks

VOTING SECURITIES
AGENDA FOR ANNUAL MEETING
  Item No. 1
ELECTION OF THREE DIRECTORS
DIRECTOR INFORMATION
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS (FOR A TERM ENDING 2006)
CONTINUING DIRECTORS (TERM EXPIRES AT THE 2004 ANNUAL MEETING)
CONTINUING DIRECTORS (TERM EXPIRES AT THE 2005 ANNUAL MEETING)
RETIRING DIRECTOR
INFORMATION ABOUT THE BOARD OF DIRECTORS
  Item No. 2
FEES PAID TO THE INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
RETIREMENT PLAN TABLE
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN KERR-McGEE CORPORATION S&P 500 INDEX AND S&P OIL PRODUCER'S INDEX
STOCKHOLDER PROPOSALS
EXPENSE OF SOLICITATION
OWNERSHIP OF STOCK OF THE COMPANY
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
HOUSEHOLDING STATEMENT
APPENDIX A KERR-McGEE CORPORATION Audit Committee CHARTER
VOTING INSTRUCTIONS TO THE TRUSTEES For Annual Stockholders Meeting Of Kerr-McGee Corporation To Be Held On May 13, 2003
KERR-McGEE CORPORATION PROXY FOR ANNUAL MEETING OF STOCKHOLDERS May 13, 2003